Sesen Bio Announces CEO and Board Transitions as Company Prepares for 12-Month VISTA Trial Data and Regulatory Submission in 2019

Dr. Thomas Cannell Appointed President and Chief Executive Officer as Company Advances Toward Potential BLA Submission and Commercialization of Vicinium™

Board Members Abbie Celniker, Ph.D. and Paul Chaney Step Down

CAMBRIDGE, Mass., Aug. 7, 2018 – Sesen Bio, Inc. (Nasdaq: SESN), a late-stage clinical company developing next-generation antibody-drug conjugate (ADC) therapies for the treatment of cancer, today announced key leadership transitions as part of its evolution into a commercial-stage oncology company. Thomas Cannell, DVM has been appointed chief executive officer and a member of the board of directors, bringing with him a wealth of leadership experience in building and overseeing strategic operations and global pharmaceutical commercialization for life science companies. Stephen Hurly left his employment with Sesen Bio effective August 7, 2018.
“Over the last two years, Sesen Bio has undergone a unique evolution as a company. Following the acquisition of Viventia and the resulting transition from an ophthalmology organization to an oncology company, we have been wholly focused on developing Vicinium for high-grade non-muscle invasive bladder cancer,” said Wendy Dixon, Ph.D., chair of Sesen Bio’s board of directors. “We are grateful to Steve for his many significant contributions in advancing Sesen Bio to where it is today, and we wish him all the best in his future endeavors. As we transition further as a company, Tom will be an exceptional strategic leader bringing deep experience in drug development and commercialization to drive Vicinium, our pipeline and the company through this important next chapter.”
Thomas Cannell most recently served as chief operating officer and president of global commercial products at Orexigen Therapeutics, Inc., where he led the successful commercialization and profitability of Contrave®. Prior to Orexigen, Dr. Cannell spent 27 years with Merck & Co., Inc., where he held senior leadership positions in global commercialization, consumer marketing, and sales operations and management for both development-stage programs and approved marketed products. While with Merck, he served as president of Merck Canada and head of marketing and strategy for Merck Sharp & Dohme Corp., Japan, a subsidiary of Merck & Co., where he was responsible for setting up a long-standing strategic process and plan, managed a multi-billion-dollar product portfolio and oversaw thousands of employees. In addition, he designed and successfully piloted an innovative, customer-centric commercial model for Merck’s U.S. business. Dr. Cannell received his DVM degree from Washington State University.
“My enthusiasm for joining Sesen Bio is based on the novel mechanism of Vicinium, its potential as a monotherapy and combination agent, particularly with checkpoint inhibitors, and the range of therapeutic opportunities with our novel fusion proteins,” stated Dr. Cannell. “Over the next several months, we will be focused on several strategic objectives across our pipeline. These include: completing the Phase 3 registration trial for Vicinium with 12-month data expected by mid-2019; engaging with regulatory authorities to prepare for our first BLA submission; initiating the appropriate pre-commercial activities to support a potential future product approval and launch; and exploring new therapeutic opportunities in additional indications. I am excited to join the company at this pivotal time and believe strongly in our ability to execute these strategic priorities to make a meaningful difference in the lives of patients.”
Sesen Bio also announced today that Abbie Celniker, Ph.D. and Paul Chaney have stepped down from the company’s board of directors, effective August 7, 2018. Dr. Celniker, who served on the board of directors since the company’s founding by Third Rock Ventures in 2011, is focusing on her partner role at Third Rock Ventures and early-stage portfolio-building efforts. Mr. Chaney joined the company’s board in 2014 as a leader in developing innovative ophthalmic therapeutics and is leaving to continue his efforts in that area of drug development.
“I am very proud of the progress and many milestones that the Sesen Bio team has achieved, and it has been a pleasure to serve on the board with this outstanding group of industry leaders,” said Dr. Celniker. “The company is uniquely positioned with a Phase 3 trial that is well underway, established clinical data, a lead product candidate with a pipeline of opportunities and a strong balance sheet to fund its growing organization. I look forward to watching Sesen Bio’s continued success as a supportive investor with Third Rock Ventures.”
In connection with the appointment of Dr. Cannell, Sesen Bio entered into an employment agreement with Dr. Cannell that, among other things, provides for the grant of a non-statutory stock option outside of the company’s 2014 Stock Incentive Plan as an inducement material to Dr. Cannell’s entering into employment with Sesen Bio in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4). The stock option to purchase 1,350,000 shares of the company’s common stock is being granted effective as of August 7, 2018. The stock option grant was approved by the independent compensation committee of the board of directors in accordance with Nasdaq Stock Market Listing Rule 5635(c)(4). The stock option will have an exercise price per share equal to the closing price per share of Sesen Bio’s common stock on The Nasdaq Global Market on August 7, 2018. The stock option will have a ten-year term and will vest over a four-year period, with 25 percent of the shares underlying the stock option award vesting on the first anniversary of the date of grant and an additional 6.25 percent of the shares underlying the stock option vesting at the end of each successive three-month period following the one-year anniversary of the date of grant of the stock option, subject to Dr. Cannell’s continued service with the company through the applicable vesting dates.
About Sesen Bio
Sesen Bio, Inc. is a late-stage clinical company advancing next-generation antibody-drug conjugate therapies for the treatment of cancer based on the company’s Targeted Protein Therapeutics platform. The company’s lead program, Vicinium™, also known as VB4-845, is currently in a Phase 3 registration trial, the VISTA Trial, for the treatment of high-grade non-muscle invasive bladder cancer. Vicinium incorporates a tumor-targeting antibody fragment and a protein cytotoxic payload into a single protein molecule designed to selectively and effectively kill cancer cells while sparing healthy cells. For more information, please visit sesenbio.com.

Cautionary Note on Forward-Looking Statements
Any statements in this press release about future expectations, plans and prospects for the Company, our strategy, future operations, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation and conduct of clinical trials, the possibility that the three-month data of the Phase 3 VISTA Trial are not indicative of final clinical results and final clinical trial results may not be positive with regard to the safety or efficacy of Vicinium, our ability to successfully develop our product candidates and complete our planned clinical programs, our ability to obtain marketing approvals for our product candidates, expectations regarding our ongoing clinical trials, availability and timing of data from clinical trials, whether interim results from a clinical trial will be predictive of the final results of the trial or results of early clinical studies will be indicative of the results of future studies, the adequacy of any clinical models, expectations regarding regulatory approvals, our ability to successfully commercialize Vicinium, if approved, our ability to ensure sufficient manufacturing capacity for Vicinium to support commercialization of Vicinium, if approved, our ability to obtain, maintain and protect our intellectual property for our technology and products, other matters that could affect the availability or commercial potential of our product candidates and other factors discussed in the “Risk Factors” section of our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

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Contact:
Monique Allaire, THRUST Strategic Communications
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Alicia Davis, THRUST Strategic Communications

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